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                                                                 EXHIBIT (a)(3)

                          AIG LIFE INSURANCE COMPANY

                  UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS

                             IN LIEU OF A MEETING

The undersigned, being all of the members of the Board of Directors of AIG LIFE INSURANCE COMPANY, a Delaware corporation (the "Company"), acting pursuant to the general corporation laws of the State of Delaware and the Bylaws of the Company, do hereby consent to and approve the following resolutions in lieu of a meeting, which may be executed in counterparts.

                 RESOLUTIONS REGARDING APPROVAL OF NAME CHANGE

      WHEREAS, management of the Company desires to amend the Company's Articles of Incorporation and Bylaws in order to change the name of the Company as set forth in these resolutions; and

      WHEREAS, it is the judgment of the Board of Directors that the adoption of the aforementioned name change is in the best interest of the Company and the shareholder.

      NOW, THEREFORE IT IS RESOLVED, that the Articles of Incorporation of AIG Life Insurance Company be amended by changing the First Article thereof so that as amended, said Article shall be and read as follows:

      "The name of the Corporation is American General Life Insurance Company of Delaware"; and

      FURTHER RESOLVED, that the Articles of Incorporation be further amended and restated to reflect all amendments made previously; and

      FURTHER RESOLVED, that such amendment and restatement to the Articles of Incorporation, upon submission to and approval by the sole shareholder of the Company, and approved by the Board, be submitted to the State of Delaware Department of Insurance as required by law, with the officers of the Company being fully authorized to take such actions as they deem necessary to secure approval thereof; and

      FURTHER RESOLVED, that the Amended and Restated Bylaws of AIG Life Insurance Company, attached as Exhibit A, reflecting the name change, be, and the same hereby are, adopted as the Bylaws of the Company; and

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      FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all certificates, documents and instruments and to do or cause to be done all such acts and things as they may deem necessary or appropriate to carry out the foregoing resolutions and the intent and purposes thereof.

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   WITNESS THE EXECUTION HEREOF, as of the 7th day of December, 2009.

JAY S. WINTROB                                         MARY JANE B. FORTIN
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JAY S. WINTROB                                         MARY JANE B. FORTIN

DAVID R. ARMSTRONG                                     ROBERT M. BEUERLEIN
-------------------                                    -------------------
DAVID R. ARMSTRONG                                     ROBERT M. BEUERLEIN

JEFFREY H. CARLSON                                     DON W. CUMMINGS
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JEFFREY H. CARLSON                                     DON W. CUMMINGS

KYLE L. JENNINGS                                       DAVID W. O'LEARY
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KYLE L. JENNINGS                                       DAVID W. O'LEARY